Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We

consent to

the incorporation

by reference

in Registration

Statement Nos.

333-268414, 333-208324,

333-126958, 333-140042
and 333-170395

on Form

S-8 and

in Registration

Statement Nos.

333-211968

and 333-267371

on Form

S-3 of

our report

dated
September

12, 2023,

relating to

the financial

statements of

Lesaka Technologies,

Inc. appearing

in this

Annual Report

on Form
10-K for the year ended June 30, 2024.
/s/ Deloitte & Touche
Deloitte & Touche
Registered Auditor
Johannesburg, South Africa
September 11, 2024